Exhibit 99.2

vroom Fourth Quarter and Full Year 2023 Earnings March 2024

disclaimer Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the potential impacts of the execution of and the expected benefits and cost-savings, if any, from our Value Maximization Plan, any anticipated costs and charges related to the Value Maximization Plan and the anticipated timeline of such costs, charges, implementation or completion of the Value Maximization Plan, our expectations regarding United Auto Credit Corporation and CarStory; including related to United Auto Credit Corporation’s performance trends, our ability to successfully wind down and halt our ecommerce operations, liquidate our used vehicle inventory in an efficient manner and implement the reduction-in-force; and future results of operations and financial position of our remaining businesses. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward- looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this presentation, please see the risks and uncertainties identified under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023 which is available on our Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this presentation. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Industry and Market Information To the extent this presentation includes information concerning the industry and the markets in which the Company operates, including general observations, expectations, market position, market opportunity and market size, such information is based on management's knowledge and experience in the markets in which we operate, including publicly available information from independent industry analysts and publications, as well as the Company’s own estimates. Our estimates are based on third-party sources, as well as internal research, which the Company believes to be reasonable, but which are inherently uncertain and imprecise. Accordingly, you are cautioned not to place undue reliance on such market and industry information. Financial Presentation and Use of Non-GAAP Financial Measures Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation contains certain supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are in addition to, and not a substitute or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with U.S. GAAP. We have reconciled all non-GAAP financial measures with the most directly comparable U.S. GAAP financial measures in the Appendix to this presentation.

vroom 2023 full year and fourth quarter results • During the fiscal year ended December 31, 2023, Vroom operated an end-to-end ecommerce platform to buy and sell used vehicles, utilizing a combination of automotive ecommerce, vehicle operations and data science and experimentation to bring all phases of the retail car buying and selling process on-line. Vroom’s results for the fourth quarter and full year 2023, which include its ecommerce used vehicle operations, are highlighted in this earnings report. • On January 22, 2024, Vroom announced that its Board of Directors had approved a Value Maximization Plan, pursuant to which the Company has discontinued its ecommerce operations and is in the process of winding down its used vehicle dealership business in order to preserve liquidity and enable the Company to maximize stakeholder value through its remaining businesses. • Vroom owns United Auto Credit Corporation (UACC), a leading automotive finance company that offers vehicle financing to its customers through third party dealers under the UACC brand, and the CarStory business, a leader in AI-powered analytics and digital services for automotive retail. • The UACC and CarStory businesses will continue to serve their third-party customers, and Vroom will seek to grow and enhance the profitability of the UACC and CarStory businesses going forward. 3 v fourth quarter and 2023 full year results

4th quarter key performance indicators

- 5% Ecommerce unit growth sequentially, third consecutive quarter of ecommerce unit growth
- $4,742 Ecommerce Gross Profit Per Unit (GPPU), a $1,598 sequential improvement, driven by improved mix of unaged units and inventory reserve releases
- $8M reduction in Adjusted SG&A (1) on higher unit volumes
- $42M repurchase of convertible notes for $24M(2)
- $136M Cash and Cash Equivalents(3), inclusive of impact of $24M of convertible note repurchases
- $825M UACC total Warehouse Capacity, $421M outstanding borrowings, $404M excess warehouse capacity,
- $57M of liquidity available to UACC under the warehouse lines
- ($91.6)M of Adjusted EBITDA(4), a $27.1M decline
    - $27.4M sequential decline in wholesale gross loss due to aged inventory liquidation and write-down on inventory as a result of the announcement in Q1-24 to wind down the ecommerce business(5)

q4 2023 performance highlights

	third quarter 2023	fourth quarter 2023
total revenue	$235.6 million	$235.9 million
ecommerce units	4,561	4,780
ecommerce gppu	$3,144	$4,742
adjusted ebitda (4)	($64.5) million	($91.6) million
adjusted ebitda ex. non-recurring costs (4)	($64.5) million	($88.4) million
adjusted ebitda ex. securitization gain & non-recurring costs (4)	($64.5) million	($88.4) million
net loss(6)	($82.9) million	($141.3) million

fy 2023 vs previously issued guidance

	previous guidance	actuals
adjusted ebitda (4)	($225) - ($245) million	($277) million, including ~$27 million impact of wholesale gross loss due to aged inventory liquidation and write-down of inventory as a result of the announcement in Q1-24 to wind down the ecommerce business(5)
year-end cash and cash equivalents (3)	$137 - $162 million	$136 million, inclusive of $24 million convertible note repurchase $160 million, excluding Q4 convertible note repurchases

(1) Adjusted SG&A is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (2) $42M in aggregate principal amount net of deferred issuance costs. (3) Represents unrestricted cash and cash equivalents, excludes restricted cash, floorplan availability and warehouse availability. (4) Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs, and Adjusted EBITDA excluding securitization gain and non-recurring costs are non-GAAP measures. For definitions and a reconciliation to the most comparable GAAP measure, please see the appendix. (5) While the Value Maximization Plan was approved in January 2024, the announced wind-down of the ecommerce business resulted in a long-lived asset impairment triggering event as of December 31, 2023, which led to additional write-downs of inventory in the fourth quarter of 2023 (6) Fourth quarter 2023 net loss includes a $18M gain on debt extinguishment.

4

$136m of cash and cash equivalents (3) at year end 2023

financial lever	*initiative*	*transformation results*
Product GPPU	Originate and securitize Vroom loans through UACC	• ~40+% of Vroom loans originated through UACC in Q4-2023 • ~$1,700 improvement in ecommerce product GPPU, driven by growth in UACC originations of Vroom loans (Q2-22 to Q4-23) • 18-month investment in pricing analytics • In 2023, unaged units (0-180 days) generated >$4,200 GPPU • In 2023, sold through majority of aged units from legacy titling and registration issues • Achieved Ecommerce GPPU of $4,742 in Q4-23 and $4,206 in Q3-22
Vehicle GPPU	Optimize pricing through predictive data and regionalization Optimize assortment	
GPPU & SG&A - Logistics[1]	Synchronize end-to-end supply chain to increase velocity and optimize flow	• ~18% improvement in all-in logistics cost per unit[2]; ~$40M reduction annualized (Q2-22 to Q3-23) • Increased utilization of Vroom fleet for vehicle pickups and deliveries moved from 30% in Q1-22 to 71% in Q4-23
Balance Sheet - Inventory		• ~$101M reduction of cash in inventory (Q2-22 to Q4-23) • ~53% improvement in inventory turns; ~$373M reduction in inventory balance (Q2-22 to Q4-23) • ~$334.5M reduction in the face value of our long-term debt (Q2-22 to Q4-23)
SG&A - Sales[1]	Optimize sales channels by selective insourcing and digitization	• Completed in-sourcing of selling function in 2023 • 80-point improvement in net promoter score for customer sales (Q1-22 to Q4-23)
SG&A – Titling, Registration & Support[1]	Streamline and digitize title and registration process	• Significant progress on best-in-class title and registration operations via automation and digitization and our Digital Title Vault with ~49% improvement in titling, registration and support cost per unit[3]; ~$78M reduction annualized (Q2-22 to Q4-23) • 99.7% of customers received their registration before the expiration of their initial temporary tag in December 2023 • Partnership with West Virginia DMV on innovative digital title registration program, streamlining the process and reducing lead times
SG&A - Marketing[1]	Improve marketing effectiveness	• ~$41M annualized reduction in marketing spend (Q2-22 to Q4-23); optimized mix of unit growth, pricing and marketing spend
SG&A - Fixed[1][4]	Grow fixed cost slower than revenue	• ~$123M annualized reduction in fixed cost run-rate (Q1-22 to Q4-23)

(1) Constitutes a component of Adjusted SG&A which is a non-GAAP measure. For a definition and reconciliation to the most comparable GAAP measure, please see the appendix. (2) All-in logistics costs include compensation and benefits related to operating our proprietary logistics network in addition to fuel, tolls, and maintenance expenses related to operating our proprietary logistics network and third-party transportation fees. (3) Titling, registration, & support costs include compensation & benefits related to these functions as well as third-party support costs and associated processing fees. Excludes non-recurring costs. (4) Fixed cost reflect costs across compensation & benefits, occupancy, other SG&A, and professional fee expenses. Fixed costs exclude non-recurring costs, realignment costs, and SG&A related to UACC operations.

5

~$469m annualized run-rate adjusted sg&a reduction from q1-2022

4th quarter cash and cash equivalents

4th quarter cash and cash equivalents(1)



$209
($92)
($10)
$16
$7
$29
$160
$24
$136
9/30/23 Cash and Cash Equivalents (1)
4Q Adjusted EBITDA (2)
Interest Expense (net)
Cash in Inventory
Restricted Cash
Non-Cash Items & Other
12/31/23 Cash and Cash Equivalents (1) (before Convert Repurchase)
Convert Repurchase (3)
12/31/23 Cash and Cash Equivalents(1)

- ***q4 cash activity***
  - $16m recovery of cash trapped on balance sheet due to aged inventory as we sold through curtailed units, replacing with fresh inventory that could be pledged to our vehicle floorplan
  - $7m release of restricted cash primarily driven by reduction in inventory and floorplan borrowing
  - $29m of non-cash and other items, primarily inventory write down as a result of Q1-24 announcement to wind down the ecommerce business and incremental loss reserves at UACC
- ***q4 convert repurchase***
  - $24m of cash used to repurchase $42m of convertible notes

(1) Represents unrestricted cash and cash equivalents. Excludes restricted cash and floorplan availability. (2) Adjusted EBITDA is a non-GAAP measure. For a definition and a reconciliation to the most comparable GAAP measure, please see the appendix. (3) $42M in aggregate principal amount net of deferred issuance costs.

6

900 800 700 600 500 400 300 200 100 0 6-Jan 13-Jan 20-Jan 27-Jan 3-Feb 10-Feb 17-Feb (1) Excludes UACC and CarStory headcount ecommerce wind down exceeding expectations on results and timing 24-Feb 2-Mar • · Liquidating linehaul and last mile delivery fleet Reducing headcount as wind down activities complete ecommerce wind down update ecommerce wind down activities Liquidating inventory via wholesale channel (~100 vehicles remain as of 3/8/2024) • Paid down floorplan loan agreement with Ally on 2/16/24 Negotiating terminations of vendor contracts that are no longer needed Negotiating terminations of real estate leases Preserving ecommerce platform intellectual property Vroom Headcount(1) 12/31/2023 millions USD 140 120 100 80 60 ༔ ༔ ཤྩ ༔ 8 ¥ 8 1/7/2024 1/14/2024 1/21/2024 1/28/2024 2/4/2024 2/11/2024 2/18/2024 12/31/2023 unit count 5,000 4,000 3,000 2,000 1,000 1/7/2024 1/14/2024 160 Floorplan Outstanding Balance 2/25/2024 Paid off on 2/16/24 3/3/2024 7 V 1/21/2024 1/28/2024 2/4/2024 2/11/2024 7,000 6,000 2/18/2024 2/25/2024 3/3/2024 Inventory

ecommerce wind down update value maximization plan On January 22, 2024, we announced that our Board of Directors had approved a Value Maximization Plan, pursuant to which we discontinued our ecommerce operations and are winding down our used vehicle dealership business in order to preserve liquidity and maximize stakeholder value through our remaining businesses ecommerce wind down • • We suspended transactions through vroom.com, while completing transactions for customers who had previously contracted with us to purchase or sell a vehicle We sold substantially all of our used vehicle inventory through wholesale channels and paid off our floorplan financing facility with Ally We continue to take other actions to preserve the value of our remaining ecommerce assets, reduce our outstanding commitments and preserve our liquidity, and have been executing a reduction-in-force commensurate with our reduced operations Although we expect the ecommerce wind down to be substantially complete by the end of the first quarter of 2024, we expect to incur additional wind-down costs through the end of 2024 As a result of the Value Maximization Plan, we estimate that we will incur total cash charges of ~$31.5 million, including $16.5 million in costs relating to employee severance and benefits As of February 29th, 2024 Vroom had cash and cash equivalents(1) of ~$94 million and UACC had ~$58M of liquidity available to UACC under the warehouse lines • We expect to have ~$35 - $65 million of cash and cash equivalents (1) at year end 2024; UACC's liquidity will be determined by planned Q2-2024 securitization Since the acquisition of UACC Vroom has not distributed any cash from UACC to Vroom • ongoing operations • We are focused on growing and enhancing the profitability of our remaining businesses, UACC and CarStory • • UACC is an indirect lender that offers vehicle financing to consumers through third-party dealers under the UACC brand, focusing primarily on the non-prime market CarStory is an artificial intelligence-powered analytics and digital services platform for automotive retail additional assets Vroom has developed and owns the technology and IP for a full ecommerce automotive retail customer journey utilizing industry-leading market data, Al-powered insights and a proven technology team Vroom line haul and last mile fleet (1) Represents unrestricted cash and cash equivalents, excludes restricted cash and warehouse availability. 8 expect to be substantially complete with ecommerce wind down by end of the first quarter of 2024 V vroom overview

following the wind-down of our ecommerce operations, vroom's business is comprised of uacc and carstory. uacc is an indirect lender that offers vehicle financing to consumers through third-party dealers under the uacc brand, focusing primarily on the non-prime market. carstory is a leader in ai-powered analytics and digital services for automotive retail. in addition, vroom continues to own the technology, ip and digital assets that powered vroom's retail automotive ecommerce platform.

united auto credit business

Financing and Loan Servicing

- Acquired by Vroom in 2022
- Non-prime lending expertise
- Successful capital markets experience
- 9,500+ independent dealer network
- $1B+ gross serviced portfolio
- $732M in loan origination in 2022
- External finance and management portal for dealers
- Consumer payment integrations and auto-pay functionality
- Integrated with largest dealer management platform credit applications
- Automatic pricing programs for both independent and franchise dealerships
- 3rd generation proprietary pricing engine powered by big data models with machine learning
- 100+ nationwide sales team with strong dealer relationships
- Tangible book value at 12/31 ~$143M

carstory business

Industry leading data, AI and technology

- Acquired by Vroom in 2021
- 18+ years of automotive vehicle history
- Extensive patent portfolio, including 29 issued or allowed and 7 pending patents
- Website conversion expertise
- Data science and analytics
- AI and ML models for vehicle pricing, similarity and imaging processing
- Major financial institution customers, dealers and retail auto service providers
- Vehicle acquisition and pricing product suite for dealers
- Consumer mobile apps with full-featured marketplace and augmented reality shopping experience vroom assets

Automotive eCommerce platform

- eCommerce used vehicle platform
- Predictive price and P&L models
- Consumer and B2B Inventory acquisition
- Consumer shopping solution
- Self-service checkout
- Consumer transaction hub deal status, pending action items, delivery and registration tracking
- Delivery and logistics solution with integrated tools for seamless driveway experiences
- Patent-pending titling, registration and document platform
- Proprietary document processing pipeline for automated contracting
- Payment integrations for credit card, ACH, debit and wire transfer payments
- Internal sales-enablement platform to guide sales and support agents on financing terms and approval probabilities

9

uacc key financial statement items

Dollars in thousands

	2019	2020	2021	2022	2023[1]
Total interest income	$ 153,198	$ 160,458	$ 162,423	$ 106,808	$ 181,837
Net interest income	131,979	141,490	147,711	95,362	137,825
Securitization gain	-	-	-	45,999	-
Operating Expenses	(51,814)	(49,704)	(58,020)	(69,908)	(84,654)
Other	(3,570)	(2,324)	(1,160)	(42,307)[2]	(17,631)[2]
Credit losses	(62,971)[3]	(73,130)[3]	(37,622)[3]	(41,875)[4]	(76,709)[4]
Pre-tax net income / (loss)	**13,624**	**16,332**	**50,909**	**(12,729)**	**(41,169)**
- Depreciation expense	(1,247)	(1,367)	(1,687)	(1,708)	(1,856)
- Amortization expense	-	-	-	(19,073)	(20,807)
- Goodwill impairment	-	-	-	(42,887)	-
- Interest expense	(6,020)	(6,225)	(3,658)	(7,049)	(21,595)
- Interest income	868	137	8	849	2,044
Adjusted EBITDA	**$ 20,023**	**$ 23,787**	**$ 56,247**	**$ 57,139**	**$ 1,044**
Cash and cash equivalents	$ 4,495	$ 4,039	$ 3,556	$ 6,278	$ 13,172
Gross Serviced Portfolio	584,362	551,560	636,392	973,155	1,097,525
Tangible net worth[5]	62,278	75,197	113,662	160,402	143,616

(1) Unaudited
(2) Includes goodwill impairment and amortization of acquired intangible assets
(3) Credit losses accounted for under Allowance for Loan and Lease Losses (ALLL) accounting standard
(4) Credit losses accounted under ASC 820 " Fair Value Measurements"
(5) Per Audited Financial Statements, except for 2023, which is unaudited

10

uacc was run independently since acquisition with minimal integration key balance sheet items

	As of December 31, 2023				
	Vroom Operations	UACC	UACC 2022-2 Securitization [1]	Carstory, Parent & Intercompany	Total
ASSETS					
Current Assets:					
Cash and cash equivalents	$ —	$ 13,172	$ —	$ 122,413	$ 135,585
Restricted cash (including restricted cash of consolidated VIEs of $49.1 million and $24.7 million, respectively)	22,803	39,771	9,375	1,285	73,234
Accounts receivable, net of allowance of $11.2 million and $21.5 million, respectively	4,413	3,901	—	824	9,139
Intercompany receivable	23,372	4,834	—	(28,206)	—
Finance receivables at fair value (including finance receivables of consolidated VIEs of $11.8 million and $11.5 million, respectively)	—	11,011	1,490	—	12,501
Finance receivables held for sale, net (including finance receivables of consolidated VIEs of $457.2 million and $305.9 million, respectively)	—	516,746	—	(13,200)	503,546
Intercompany finance receivable held for sale dealer discount	—	(12,616)	—	12,616	—
Inventory	163,250	—	—	—	163,250
Beneficial interests in securitizations	—	4,485	—	—	4,485
Prepaid expenses and other current assets (including other current assets of consolidated VIEs of $25.2 million and $11.7 million, respectively)	18,633	20,592	4,463	7,211	50,899
Total current assets	232,472	601,896	15,328	102,944	952,639
Finance receivables at fair value (including finance receivables of consolidated VIEs of $329.6 million and $119.6 million, respectively)	—	228,471	110,253	(2,555)	336,169
Intercompany finance receivable at fair value dealer discount	—	(1,994)	—	1,994	—
Property and equipment, net	19,150	4,629	—	353	24,132
Intangible assets, net	—	116,120	—	15,772	131,892
Operating lease right-of-use assets	—	7,063	—	—	7,063
Other assets (including other assets of consolidated VIEs of $1.8 million and $0 million,	19,201	3,793	—	533	23,527
Total assets	$ 270,823	$ 959,977	$ 125,581	$ 119,042	$ 1,475,422
LIABILITIES AND STOCKHOLDERS' EQUITY					
Current Liabilities:					
Accounts payable	$ 18,908	$ 7,641	$ —	$ 213	$ 26,762
Accrued expenses (including accrued expenses of consolidated VIEs of $4.0 million and $1.5	36,858	14,801	523	270	52,452
Vehicle floorplan	151,178	—	—	—	151,178
Intercompany payable	5,839	1,505	—	(7,344)	—
Warehouse credit facilities of consolidated VIEs	—	421,268	—	—	421,268
Current portion of long-term debt (including current portion of securitization debt of consolidated VIEs at fair value of $163.5 million and $47.2 million, respectively)	—	126,951	45,459	—	172,410
Deferred revenue	14,013	—	—	12	14,025
Operating lease liabilities, current	7,912	825	—	—	8,737
Other current liabilities	8,580	1,394	—	—	9,974
Total current liabilities	243,287	574,385	45,982	(6,849)	856,806
Long-term debt, net of current portion (including securitization debt of consolidated VIEs of $150.6 million and $32.6 million at fair value, respectively)	—	95,423	71,950	286,800	454,173
Deferred Tax Liability	(23,855)	16,949	—	6,906	—
Operating lease liabilities, excluding current portion	18,222	6,961	—	—	25,183
Other long-term liabilities (including other long-term liabilities of consolidated VIEs of $10.4 million and $7.4 million, respectively)	2,938	13,068	1,103	—	17,109
Total liabilities	240,593	706,785	119,035	286,857	1,353,271
Commitments and contingencies (Note 14)					
Stockholders' equity:					
Investment in subs	1,699,917	311,816	6,546	(2,018,279)	—
Common stock, $0.001 par value; 500,000,000 shares authorized as of December 31, 2023 and 2022; 1,791,286 and 1,727,525 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—	—	2	2
Additional paid-in-capital	3,679	—	—	2,084,701	2,088,381
Accumulated deficit	(1,673,368)	(58,624)	—	(234,239)	(1,966,232)
Total stockholders' equity	30,228	253,192	6,546	(167,815)	122,151
Total liabilities and stockholders' equity	$ 270,823	$ 959,977	$ 125,581	$ 119,042	$ 1,475,422

[1] Due to the increased loss severity, UACC elected to waive monthly servicing fees related to the 2022-2 securitization transaction in the first quarter of 2023. The waiver of monthly servicing fees related to the 2022-2 securitization transaction resulted in consolidation of the related finance receivables and securitization debt in our financial statements.

11

uacc performance trends


31+ Day Delinquency and Cumulative Net Loss
Covid Stimulus
Credit tightening
CNL @ 12mo and Mix Adj DQ @4mo
16%
14%
12%
10%
8%
6%
4%
2%
0%
CNL@ 48mo
34%
32%
30%
28%
26%
24%
22%
20%
18%
16%
14%
12%
10%
8%
2017
2018
2019
2020
2021
2022
2023
Cumulative Net Loss @ 12mo
Mix Adjusted Delinquency @ 4mo
Cumulative Net Loss @ 48mo


Manheim US Used Vehicle Value Index
300
250
200
150
100
50
0
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

- ***internal analytics suggest that 31+ day delinquency rate for 4 month seasoned pools is correlated with 12-month cumulative net loss rate, which is correlated to the 48-month cumulative net loss rate, which is correlated to the final cumulative net loss rate***
- ***pre-2020, uacc realized a tight band of performance***
- ***in 2020 and into 2021, covid related stimulus and used vehicle appreciation resulted in significantly lower delinquencies and subsequent losses***
- ***in late 2022 and 2023, delinquencies and loss rates rose as a result of higher ltvs and used vehicle depreciation***
- ***in late 2022 and early 2023, we implemented changes to our credit program, tightening credit, which has returned our delinquencies and expected portfolio performance on those vintages to normalized levels***
- ***originations from mid-2021 to mid-2022 generally are concentrated in securitizations in which we sold residual certificates, reducing the credit risk for uacc earnings***

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early indications of impact of credit changes implemented in late 2022 / early 2023 appear positive vroom Appendix

reconciliation of non-gaap financial measures

EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues, Adjusted EBITDA excluding securitization gain and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues

We calculate EBITDA as net loss before interest expense, interest income, income tax expense and depreciation and amortization expense. We calculate Adjusted EBITDA as EBITDA adjusted to exclude severance costs, gain on debt extinguishment, goodwill impairment charge, realignment costs, acceleration of non-cash stock-based compensation, severe weather-related costs, long-lived asset impairments, and acquisition related costs. Changes in fair value of financial instruments can fluctuate significantly from period to period and were previously related primarily to historical finance receivables and debt that have been securitized, and were acquired on February 1, 2022 from UACC. As a result of current market conditions, the financial instruments related to the 2022-2 and 2023-1 securitization transactions are recognized on balance-sheet and accounted for under the fair value option. As a result, the majority of our finance receivables are now carried at fair value and a significant portion of the risk of loss associated with these finance receivables have been retained by UACC. We therefore have determined we will no longer make any adjustments for such fluctuations in fair value to our Adjusted EBITDA results. We have recast the prior periods presented to conform to current period presentation. We may account for future securitizations as on balance sheet transactions depending on market conditions.

We calculate Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the non-recurring costs incurred to address operational and customer experience issues, including rental cars for our customers and legal settlements with customers and state DMVs. We calculate Adjusted EBITDA excluding securitization gain as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables, and believe that it provides a useful perspective on the underlying operating results and trends and a means to compare our period-over-period results. We calculate Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues as Adjusted EBITDA adjusted to exclude the securitization gain from the sale of UACC's finance receivables and the non-recurring costs incurred to address operational and customer experience issues. The following table presents a reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA excluding securitization gain, and Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues to net loss, which is the most directly comparable U.S. GAAP measure:

	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
				(in thousands)				
Net loss	$ (141,321)	$ (82,857)	$ (66,318)	$ (75,044)	$ 24,765	$ (51,127)	$ (115,089)	$ (310,459)
Adjusted to exclude the following:								
Interest expense	14,530	12,058	8,938	9,919	12,076	9,704	9,533	9,380
Interest income	(4,789)	(5,506)	(4,921)	(5,942)	(6,372)	(5,104)	(3,935)	(3,952)
Provision (benefit) for income taxes	(303)	260	385	273	2,405	899	256	(23,240)
Depreciation and amortization	11,055	11,248	10,536	10,637	10,702	9,995	10,115	7,895
EBITDA	$ (120,828)	$ (64,797)	$ (51,380)	$ (60,157)	$ 43,576	$ (35,633)	$ (99,120)	$ (320,376)
Severance costs	$ 48	$ 274	$ 2,277	$ 4,104	$ —	$ —	$ —	$ —
Gain on debt extinguishment	(18,238)	—	(10,931)	(8,709)	(126,767)	(37,917)	—	—
Goodwill impairment charge	—	—	—	—	—	—	—	201,703
Realignment costs	—	—	—	—	2,253	3,243	9,529	—
Acceleration of non-cash stock-based compensation	—	—	—	—	2,439	—	—	—
Hail storm costs	—	—	2,353	—	—	—	—	—
Long-lived asset impairment charges	47,396	—	1,352	—	3,679	—	2,127	—
Acquisition related costs	—	—	—	—	—	—	—	5,653
Other	—	—	—	—	—	—	—	—
Adjusted EBITDA	$ (91,622)	$ (64,523)	$ (56,329)	$ (64,762)	$ (74,820)	$ (70,307)	$ (87,464)	$ (113,020)
Non-recurring costs to address operational and customer experience issues	$ 3,247	$ 32	$ 126	$ 659	$ 374	$ 15,785	$ 8,274	$ 1,000
Adjusted EBITDA excluding non-recurring costs to address operational and customer experience issues	$ (88,375)	$ (64,491)	$ (56,203)	$ (64,103)	$ (74,446)	$ (54,522)	$ (79,190)	$ (112,020)
Securitization gain	$ -	$ -	$ -	$ -	-	$ (15,972)	$ -	$ (29,617)
Adjusted EBITDA excluding securitization gain	$ (91,622)	$ (64,523)	$ (56,329)	$ (64,762)	$ (74,820)	$ (86,279)	$ (87,464)	$ (142,637)
Adjusted EBITDA excluding securitization gain and non-recurring costs to address operational and customer experience issues	$ (88,375)	$ (64,491)	$ (56,203)	$ (64,103)	$ (74,446)	$ (70,494)	$ (79,190)	$ (141,637)

14

reconciliation of non-gaap financial measures (continued)

Adjusted SG&A

We calculate adjusted selling, general & administrative expenses as selling, general & administrative expenses adjusted to exclude acquisition related costs, severance costs, non-recurring costs to address operational and customer experience issues, UACC selling, general & administrative expenses, realignment costs, acceleration of non-cash stock-based compensation, and other costs. The following table presents a reconciliation of adjusted selling, general & administrative expenses to selling, general & administrative expenses, which is the most directly comparable U.S. GAAP measure:

(in thousands)	Three Months Ended December 31, 2023	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023	Three Months Ended March 31, 2023	Three Months Ended December 31, 2022	Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended March 31, 2022
Total selling, general & administrative expenses	$ 77,579	$ 79,586	$ 86,955	$ 96,537	$ 90,760	$ 134,643	$ 152,990	$ 187,994
Adjusted to exclude the following:								
Acquisition related costs	—	—	—	—	—	—	—	5,653
Severance costs	48	274	2,277	4,104	—	—	—	—
Non-recurring costs to address operational and customer experience issues	3,248	32	126	659	1,867	15,785	8,274	1,000
UACC selling, general & administrative expenses	20,790	18,186	20,351	25,327	19,108	18,012	16,646	10,557
Realignment costs	—	—	—	—	187	2,226	6,122	—
Acceleration of non-cash stock-based compensation	—	—	—	—	2,439	—	—	—
Other	—	—	—	—	—	—	2,127	—
Adjusted selling, general & administrative expenses	$ 53,493	$ 61,094	$ 64,201	$ 66,447	$ 67,159	$ 98,620	$ 119,821	$ 170,784

15

uacc financial statements reconciliation to consolidated financials For year ended December 31, 2022 Dollars in thousands UACC standalone Predecessor UACC financial information January 1-January 31 Intercompany Slide 10 2022 Eliminations Vroom* Consolidated Total interest income Net interest income Securitization gain Credit losses EA 106,808 $ (14,199) $ (90) 92,519 95,362 (13,009) (90) 82,263 45,999 (410) 45,589 (41,875) 4,517 (5,064) (759) (43,181) Pre-tax net income/(loss) (12,729) (3,465) (6,204) (449,192) (471,590) - Depreciation expense (1,708) 147 (11,858) (13,419) - Amortization expense (19,073) (6,215) (25,288) - Non-recurring items 135,761 135,761 - Goodwill impairment - Interest expense - Interest income Adjusted EBITDA *Vroom balances are net of intercompany elminations (42,887) (158,816) (201,703) (7,049) 433 (34,077) (40,693) 849 18,514 19,363 EA 57,139 $ (4,045) $ (6,204) $ (392,501) $ (345,611) 16 V

Uacc financial statements reconciliation to consolidated financials For year ended December 31, 2023 Dollars in thousands UACC standalone financial information UACC Intercompany Slide 10 Eliminations Vroom* Consolidated Total interest income Net interest income Credit losses Pre-tax net income/(loss) - Depreciation expense - Amortization expense - Non-recurring items - Interest expense - Interest income EA 181,837 $ (1,312) $ 180,525 137,825 (1,312) 136,513 (76,709) (16,396) (15,184) (108,289) (41,169) (17,708) (306,048) (364,925) (1,856) (14,601) (16,457) (20,807) (6,213) (27,020) (19,926) (19,926) (21,595) (23,850) (45,445) 2,044 19,114 21,158 Adjusted EBITDA $ 1,044 $ (17,708) $ (260,572) $ (277,236) *Vroom balances are net of intercompany elminations 17 V thank you 18 V